                                                                   EXHIBIT 10.15

                                  AMENDMENT TO

                           SENIOR EMPLOYMENT AGREEMENT

     THIS AMENDMENT TO SENIOR EMPLOYMENT AGREEMENT is made and entered into effective as of the 17th day of February, 2003, by and between HORNBECK OFFSHORE OPERATORS, LLC, a Delaware limited liability company (formerly HORNBECK-LEEVAC MARINE OPERATORS, INC., a Delaware corporation) (the "Employer") and TODD M. HORNBECK (the "Employee").

     The parties hereby agree that from and after the effective date hereof, the Appendix A attached hereto shall be deemed to be the Appendix A attached to the Senior Employment Agreement ("Agreement") dated January 1, 2001 between the parties for purposes of defining the bonus calculation methodologies for the year 2003 and thereafter, for so long as employee shall be entitled to compensation under such Agreement, with EBITDA and EPS targets reestablished by the Compensation Committee for each year after 2003, no later than March 31st of such year.

     Attached hereto as Appendix B are the financial terms that may vary annually, which have been established for the calendar year 2003. It is the intention of the parties that a new Appendix B will be approved by the Compensation Committee and signed by the Committee Chairman and the Employee no later than March 31 of each calendar year (or portion thereof) covered by the Agreement, as amended. In the absence of such a new Appendix B for any year (or portion thereof), the Appendix B for the prior year will remain in full force and effect.

     Additionally, the first sentence of Section 2 of the Agreement is hereby amended to read as follows:

          "The term of employment under this Agreement, which commenced on January 1, 2001 (the "Commencement Date") shall continue through December 31, 2006; provided, however, that beginning January 1, 2005, and on every January thereafter (each a "Renewal Date"), the then existing term of this Agreement shall automatically be extended one additional year, unless either party gives the other written notification of termination at least ninety (90) days prior to any such Renewal Date."

                                    EMPLOYER:

                                    HORNBECK OFFSHORE OPERATORS, LLC

                                    By: /s/ JAMES O. HARP, JR.
                                       -----------------------------------------

                                    Name: JAMES O. HARP, JR.
                                         ---------------------------------------

                                    Title: CHIEF FINANCIAL OFFICER
                                          --------------------------------------



                                    EMPLOYEE:

                                    /s/ TODD M. HORNBECK
                                    --------------------------------------------
                                    TODD M. HORNBECK





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Amendment to Employment Agreement of Todd M. Hornbeck                     Page 2




ACKNOWLEDGED AND AGREED TO FOR
PURPOSES OF GUARANTEEING THE
FINANCIAL OBLIGATIONS OF EMPLOYER
TO EMPLOYEE:



HORNBECK OFFSHORE SERVICES, INC.


By: /s/ JAMES O. HARP, JR.
   -----------------------------------------------

Name:   JAMES O. HARP, JR.
     ---------------------------------------------

Title:  CHIEF FINANCIAL OFFICER
      --------------------------------------------



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                                   APPENDIX A

     Employer shall annually provide Employee with a bonus that is at least equal as a percentage of Basic Salary as is determined by comparing the actual Parent (i) earnings before interest, taxes, depreciation, and amortization calculated on a consolidated basis with Parent's subsidiaries ("EBITDA") and
(ii) earnings per share calculated as described below ("EPS"), such actual Parent EBITDA and EPS performance, to be derived from audited financial statements of Parent and its consolidated subsidiaries prepared in accordance with generally accepted accounting principles ("GAAP"), taking into account accruals for such bonuses for Employee and other employees of Employer, to their respective Parent EBITDA and EPS targets set in advance by the Board (each referred to herein as a "Target" and collectively, as the "Targets") for each fiscal year under the term of this Agreement as contemplated below.

     Employer and Employee agree that targets are to be aggressively set by the Board such that the bonus incentives for Employee are aligned with Parent shareholder goals for each fiscal year. Fifty percent (50%) of the bonus shall be based upon a percentage comparison of actual Parent EBITDA performance to the EBITDA Target for such fiscal year, and the remaining fifty percent (50%) shall be based upon a percentage comparison of actual Parent EPS performance to the EPS Target for such fiscal year. The EPS Target will be calculated by dividing budgeted net income by a number comprised of all outstanding shares of common stock, plus shares of common stock subject to outstanding options, plus shares of common stock subject to options approved for issuance by the Compensation Committee in connection with its year-end employee reviews (for example, based on action by the Compensation Committee through February 17, 2003: in 2003, 32,781,272 comprised of 30,305,286 shares outstanding; plus 1,940,986 options outstanding; plus 535,000 options approved for issuance, subject to resolution of final issues involved in establishing the exercise price). If in any year (or portion thereof) Parent should issue additional equity or stock options in conjunction with any acquisition, newbuild program or for any other purpose, the EBITDA Target and EPS Target originally set for such year (or portion thereof) will each be adjusted to take into account the income statement effect of the use of proceeds and the revised total number of shares and options outstanding on a weighted average basis for the year (or portion thereof) as a result of the transaction. The actual EPS will be calculated on a consistent basis, taking into account any additional equity or options issued/granted/cancelled during the year.

     Bonus awards for each Target based upon such percentage comparisons are as follows:

     achievement of eighty percent (80%) of Target earns a bonus of ten percent (10%) of Basic Salary;

     achievement of one hundred percent (100%) of Target earns a bonus of fifty (50%) of Basic Salary; and

     achievement of one hundred fifty percent (150%) of Target earns a bonus of one hundred percent (100%) of Basic Salary.

Bonuses for Target achievement percentages (i) greater than eighty percent (80%) and less than one hundred percent (100%) and (ii) greater than one hundred percent (100%) but less than one hundred fifty percent (150%) shall be determined by the Board using a curve which is a straight line connecting eighty percent (80%) and one hundred percent (100%) and another line connecting one hundred percent (100%) and one hundred fifty percent (150%). Notwithstanding the above, the Board, in its sole discretion, may award a bonus to Employee for a Target achievement percentage that is less than eighty percent (80%), and the Board, in its sole discretion, may award an additional bonus to Employee for a Target achievement percentage in excess of one hundred fifty percent (150%).

     The applicable EBITDA Target and EPS Target, together with any other financial terms that vary from year to year will be set forth each year on an Appendix B as contemplated by the February 17, 2003 amendment to Senior Employment Agreement.

                                   APPENDIX B

     This Appendix B to the Amended and Restated Senior Employment Agreement (the "Agreement") made and entered into effective as of the 17th day of February, 2003, by and between Hornbeck Offshore Operators, LLC and Todd M. Hornbeck establishes the following terms and provisions that shall be applicable for the calendar year 2003:

          Salary               $       240,000

          EBITDA Target        $     53,198,795*

          EPS Target           $ 0.36 per share*


-------------
     * Targets are calculated in accordance with the methodology set forth in Appendix A to the Agreement. The EPS Target above was calculated by dividing budgeted net income for 2003 by 32,781,272, comprised of 30,305,286 shares outstanding; plus 1,940,986 options outstanding; plus 535,000 options approved for issuance, subject to resolution of final issues involved in establishing the exercise price. Such targets are subject to adjustment as set forth in Appendix A


ACKNOWLEDGMENT
OF APPENDIX B FOR 2003:


     /s/ Bernie W. Stewart                       /s/ Todd M. Hornbeck
----------------------------------          -----------------------------------
         Bernie W. Stewart                           Todd M. Hornbeck
Chairman of the Compensation Committee